ATTACHMENT II                                             EXHIBIT 10.1

                       DAY RUNNER, INC. OFFICER BONUS PLAN
                     FOR THE FISCAL YEAR ENDING JUNE 30,1998

         The Officer Bonus Plan (the "Bonus Plan") for the fiscal year ending June 30, 1998, will be paid based on the Company's fiscal year ending June 30, 1998 financial performance as measured by the degree of attainment of a pre-set, Compensation Committee -approved, net income goal.

               The established net income goal for the fiscal year ending June 30, 1998 to be used for calculation of the fiscal 1998 bonuses is after bonuses net income (after taxes and all other expense items) of $12,548,000.

                The percentage attainment of the net income goal will be applied to the matrix on the following pages to determine the bonus. (For the purposes of this attachment, only a partial matrix is shown.) Percentage calculations for net income and bonus percentages will be calculated to two decimal places and will be rounded up.

               A minimum of 115% of the after-bonuses net income goal must be achieved to receive any bonus.

               Bonus payments, if any, will be made in one lump sum payable within 30 days after the net income results for fiscal 1998 have been finalized and any review and audit by the Company's outside accountants have been completed (as evidenced by the Company's auditors executing its financial report and delivering copies to the Compensation Committee).

               In the event any officer included in the Bonus Plan is an officer of the Company for only a portion of the 12-month period ending June 30,1998 (or changes his/her officer position during this period), then his/her participation in the Bonus Plan will be pro-rata based on the number of days as a Company officer (or as he/she held each respective office) in the fiscal year ending June 30, 1998 divided by 365, without regard to the actual net income earned by the Company during the period he/she was an officer; provided, however, that in order to be eligible for participation in the Bonus Plan, an officer must be an officer for at least six months of the Company's 1998 fiscal year, and prior to July 1, 1998, the Company must not have terminated such officer's employment for "Cause" (as defined in the Company's Officer Severance Plan) and such officer must not have resigned as an officer of the Company without "Good Reason" (as defined in the Company's Officer Severance Plan) prior to July 1, 1998.

                Unless additional  officers are explicitly included in the Bonus
               Plan pursuant to a subsequent, duly adopted Board or Compensation Committee resolution, only the following officers shall be eligible to participate in the Bonus Plan: Chief Executive Officer; President & Chief Operating Officer; Chief Financial Officer & Executive Vice President, Finance & Administration; Vice President, Sales; Vice President, Marketing; Vice President, Product Development; Vice President, International Sales; Vice President, Chief Information Officer; and Vice President, Corporate Development.

           Bonuses will be calculated and paid according to the partial matrix on the following pages which is to be used by applying the applicable bonus percentage to the annual base salary for each eligible officer.


                                DAY RUNNER, INC.

                    FISCAL YEAR 1998 OFFICER BONUS SCHEDULE *

                          Chief Executive          President and                Chief Financial          Vice President -
                          Officer                  Chief Operating Officer      Officer                  Sales
                          Base Salary              Base Salary                  Base Salary              Base Salary
  1997 N/I(1)=$12,548     $330,000                 $275,000                     $180,000                 $155,000
 ----------------------- ------------------------  ---------------------------------------------------------------------------------

 Net Income    Net Income    Percent of   Bonus    Percent of    Bonus          Percent of   Bonus      Percent of   Bonus
 Growth Rate     Target      Salary       Amount   Salary       Amount          Salary       Amount     Salary       Amount
------------------------------------------------------------------------------------------------------------------------------------
   15.0%        $14,430      15.0%      $ 49,500   15.0%       $41,250           15.0%     $27,000       15.0%      $23,250
   16.0%        $14,556      17.4%      $ 57,514   17.4%       $47,929           17.1%     $30,857       17.1%      $26,571
   17.0%        $14,681      19.9%      $ 65,529   19.9%       $54,607           19.3%     $34,714       19.3%      $29,893
   18.0%        $14,807      22.3%      $ 73,543   22.3%       $61,286           21.4%     $38,571       21.4%      $33,214
   19.0%        $14,932      24.7%      $ 81,557   24.7        $67,964           23.6%     $42,429       23.6%      $36,536
   20.0%        $15,058      27.1%      $ 89,571   27.1%       $74,643           25.7%     $46,286       25.7%      $39,857
   21.0%        $15,183      29.6%      $ 97,586   29.6%       $81,321           27.9%     $50,143       27.9%      $43,179
   22.0%        $15,309      32.0%      $105,600   32.0%       $88,000           30.0%     $54,000       30.0%      $46,500
   23.0%        $15,434      34.4%      $113,614   34.4%       $94,679           32.1%     $57,857       32.1%      $49,821
   24.0%        $15,560      36.9%      $121,629   36.9%      $101,357           34.3%     $61,714       34.3%      $53,143
   25.0%        $15,685      39.3%      $129,643   39.3%      $108,036           36.4%     $65,571       36.4%      $56,464
   26.0%        $15,810      41.7%      $137,657   41.7%      $114,714           38.6%     $69,429       38.6%      $59,786
   27.0%        $15,936      44.1%      $145,671   44.1%      $121,393           40.7%     $73,286       40.7%      $63,107
   28.0%        $16,061      46.6%      $153,686   46.6%      $128,071           42.9%     $77,143       42.9%      $66,429
   29.0%        $16,187      49.0%      $161,700   49.0%      $134,750           45.0%     $81,000       45.0%      $69,750
   30.0%        $16,312      51.4%      $169,714   51.4%      $141,429           47.1%     $84,857       47.1%      $73,071
   31.0%        $16,438      53.9%      $177,729   53.9%      $148,107           49.3%     $88,714       49.3%      $76,393
   32.0%        $16,563      56.3%      $185,743   56.3%      $154,786           51.4%     $92,571       51.4%      $79,714
   33.0%        $16,689      58.7%      $193,757   58.7%      $161,464           53.6%     $96,429       53.6%      $83,036
   34.0%        $16,814      61.1%      $201,771   61.1%      $168,143           55.7%    $100,286       55.7%      $86,357
   35.0%        $16,940      63.6%      $209,786   63.6%      $174,821           57.9%    $104,143       57.9%      $89,679
   36.0%        $17,065      66.0%      $217,800   66.0%      $181,500           60.0%    $108,000       60.0%      $93,000
   37.0%        $17,191      68.4%      $225,814   68.4%      $188,179           62.1%    $111,857       62.1%      $96,321
   38.0%        $17,316      70.9%      $233,829   70.9%      $194,857           64.3%    $115,714       64.3%      $99,643
   39.0%        $17,442      73.3%      $241,843   73.3%      $201,536           66.4%    $119,571       66.4%     $102,964
   40.0%        $17,567      75.7%      $249,857   75.7%      $208,214           68.6%    $123,429       68.6%     $106,286
   41.0%        $17,693      78.1%      $257,871   78.1%      $214,893           70.7%    $127,286       70.7%     $109,607
   42.0%        $17,818      80.6%      $265,886   80.6%      $221,571           72.9%    $131,143       72.9%     $112,929
   43.0%        $17,944      83.0%      $273,900   83.0%      $228,250           75.0%    $135,000       75.0%     $116,250
   44.0%        $18,069      85.4%      $281,914   85.4%      $234,929           77.1%    $138,857       77.1%     $119,571
   45.0%        $18,195      87.9%      $289,929   87.9%      $241,607           79.3%    $142,714       79.3%     $122,893
   46.0%        $18,320      90.3%      $297,943   90.3%      $248,286           81.4%    $146,571       81.4%     $126,214
   47.0%        $18,446      92.7%      $305,957   92.7%      $254,964           83.6%    $150,429       83.6%     $129,536
   48.0%        $18,571      95.1%      $313,971   95.1%      $261,643           85.7%    $154,286       85.7%     $132,857
   49.0%        $18,697      97.6%      $321,986   97.6%      $268,321           87.9%    $158,143       87.9%     $136,179
   50.0%        $18,822     100.0%      $330,000  100.0%      $275,000           90.0%    $162,000       90.0%     $139,500
  --------------------------------------------------------------------------------------------------------------------------
 Continued                Vice President          Vice President -              Vice President -         Vice President
                          Product Development     Marketing                     Information Services     International Sales
                          Base Salary             Base Salary                   Base Salary              Base Salary
   1997 N/I(1)=$12,548    $155,000                $125,000                      $135,000                 $125,000
  ----------------------- ----------------------  ---------------------         ---------------------    ---------------------

  Net Income   Net Income Percent of     Bonus    Percent of   Bonus            Percent of    Bonus      Percent of     Bonus
  Growth Rate   Target    Salary         Amount   Salary       Amount           Salary        Amount     Salary         Amount
 ------------------------ ----------------------  ---------------------         --------------------
   15.0%        $14,430     15.0%      $23,250     15.0%     $18,750             15.0%       $20,250      15.0%       $18,750
   16.0%        $14,556     17.1%      $26,571     17.1%     $21,429             16.3%       $21,986      16.3%       $20,357
   17.0%        $14,681     19.3%      $29,893     19.3%     $24,107             17.6%       $23,721      17.6%       $21,964
   18.0%        $14,807     21.4%      $33,214     21.4%     $26,786             18.9%       $25,457      18.9%       $23,571
   19.0%        $14,932     23.6%      $36,536     23.6%     $29,464             20.1%       $27,193      20.1        $25,179
   20.0%        $15,058     25.7%      $39,857     25.7%     $32,143             21.4%       $28,929      21.4%       $26,786
   21.0%        $15,183     27.9%      $43,179     27.9%     $34,821             22.7%       $30,664      22.7%       $28,393
   22.0%        $15,309     30.0%      $46,500     30.0%     $37,500             24.0%       $32,400      24.0%       $30,000
   23.0%        $15,434     32.1%      $49,821     32.1%     $40,179             25.3%       $34,136      25.3%       $31,607
   24.0%        $15,560     34.3%      $53,143     34.3%     $42,857             26.6%       $35,871      26.6%       $33,214
   25.0%        $15,685     36.4%      $56,464     36.4%     $45,536             27.9%       $37,607      27.9%       $34,821
   26.0%        $15,810     38.6%      $59,786     38.6%     $48,214             29.1%       $39,343      29.1%       $36,429
   27.0%        $15,936     40.7%      $63,107     40.7%     $50,893             30.4%       $41,079      30.4%       $38,036
   28.0%        $16,061     42.9%      $66,429     42.9%     $53,571             31.7%       $42,814      31.7%       $39,463
   29.0%        $16,187     45.0%      $69,750     45.0%     $56,250             33.0%       $44,550      33.0%       $41,250
   30.0%        $16,312     47.1%      $73,071     47.1%     $58,929             34.3%       $46,286      34.3%       $42,857
   31.0%        $16,438     49.3%      $76,393     49.3%     $61,607             35.6%       $48,021      35.6%       $44,464
   32.0%        $16,563     51.4%      $79,714     51.4%     $64,286             36.9%       $49,757      36.9%       $46,071
   33.0%        $16,689     53.6%      $83,036     53.6%     $66,964             38.1%       $51,493      38.1%       $47,679
   34.0%        $16,814     55.7%      $86,357     55.7%     $69,643             39.4%       $53,229      39.4%       $49,286
   35.0%        $16,940     57.9%      $89,679     57.9%     $72,321             40.7%       $54,964      40.7%       $50,893
   36.0%        $17,065     60.0%      $93,000     60.0%     $75,000             42.0%       $56,700      42.0%       $52,500
   37.0%        $17,191     62.1%      $96,321     62.1%     $77,679             43.3%       $58,436      43.3%       $54,107
   38.0%        $17,316     64.3%      $99,643     64.3%     $80,357             44.6%       $60,171      44.6%       $55,714
   39.0%        $17,442     66.4%     $102,964     66.4%     $83,036             45.9%       $61,907      45.9%       $57,321
   40.0%        $17,567     68.6%     $106,286     68.6%     $85,714             47.1%       $63,643      47.1%       $58,929
   41.0%        $17,693     70.7%     $109,607     70.7%     $88,393             48.4%       $65,379      48.4%       $60,536
   42.0%        $17,818     72.9%     $112,929     72.9%     $91,071             49.7%       $67,114      49.7%       $62,143
   43.0%        $17,944     75.0%     $116,250     75.0%     $93,750             51.0%       $68,850      51.0%       $63,750
   44.0%        $18,069     77.1%     $119,571     77.1%     $96,429             52.3%       $70,586      52.3%       $65,357
   45.0%        $18,195     79.3%     $122,893     79.3%     $99,107             53.6%       $72,321      53.6%       $66,964
   46.0%        $18,320     81.4%     $126,214     81.4%    $101,786             54.9%       $74,057      54.9%       $68,571
   47.0%        $18,446     83.6%     $129,536     83.6%    $104,464             56.1%       $75,793      56.1%       $70,179
   48.0%        $18,571     85.7%     $132,857     85.7%    $107,143             57.4%       $77,529      57.4%       $71,786
   49.0%        $18,697     87.9%     $136,179     87.9%    $109,821             58.7%       $79,264      58.7%       $73,393
   50.0%        $18,822     90.0%     $139,500     90.0%    $112,500             60.0%       $81,000      60.0%       $75,000

 Continued
                            Vice President
                            Corporate Development
                            Base Salary
 1997 N/I(1)=$12,548        $125,000
  -----------------------   ---------------------

  Net Income   Net Income   Percent of     Bonus
  Growth Rate   Target      Salary         Amount
 ------------------------   ---------------------
   15.0%        $14,430      15.0%       $18,750
   16.0%        $14,556      16.3%       $20,357
   17.0%        $14,681      17.6%       $21,964
   18.0%        $14,807      18.9%       $23,571
   19.0%        $14,932      20.1        $25,179
   20.0%        $15,058      21.4%       $26,786
   21.0%        $15,183      22.7%       $28,393
   22.0%        $15,309      24.0%       $30,000
   23.0%        $15,434      25.3%       $31,607
   24.0%        $15,560      26.6%       $33,214
   25.0%        $15,685      27.9%       $34,821
   26.0%        $15,810      29.1%       $36,429
   27.0%        $15,936      30.4%       $38,036
   28.0%        $16,061      31.7%       $39,463
   29.0%        $16,187      33.0%       $41,250
   30.0%        $16,312      34.3%       $42,857
   31.0%        $16,438      35.6%       $44,464
   32.0%        $16,563      36.9%       $46,071
   33.0%        $16,689      38.1%       $47,679
   34.0%        $16,814      39.4%       $49,286
   35.0%        $16,940      40.7%       $50,893
   36.0%        $17,065      42.0%       $52,500
   37.0%        $17,191      43.3%       $54,107
   38.0%        $17,316      44.6%       $55,714
   39.0%        $17,442      45.9%       $57,321
   40.0%        $17,567      47.1%       $58,929
   41.0%        $17,693      48.4%       $60,536
   42.0%        $17,818      49.7%       $62,143
   43.0%        $17,944      51.0%       $63,750
   44.0%        $18,069      52.3%       $65,357
   45.0%        $18,195      53.6%       $66,964
   46.0%        $18,320      54.9%       $68,571
   47.0%        $18,446      56.1%       $70,179
   48.0%        $18,571      57.4%       $71,786
   49.0%        $18,697      58.7%       $73,393
   50.0%        $18,822      60.0%       $75,000

 *The officer's bonus amount is calculated by multiplying the officer's base salary times a percent of salary at various targeted income levels.  Additionally, this is only a partial table.